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                                                                       EXHIBIT 2

          Agreement and Plan of Merger by and between Seacoast Banking
               Corporation of Florida and Port St. Lucie National
                   Bank Holding Corp. dated February 19, 1997


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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                    SEACOAST BANKING CORPORATION OF FLORIDA

                                      AND

                   PORT ST. LUCIE NATIONAL BANK HOLDING CORP.

                         Dated as of February 19, 1997


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                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 19, 1997, by and between SEACOAST BANKING CORPORATION OF FLORIDA ("Seacoast"), a Florida corporation, and PORT ST. LUCIE NATIONAL BANK HOLDING CORP. ("PSHC"), a Florida corporation.


                                    PREAMBLE

                 The respective Boards of Directors of PSHC and Seacoast are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of PSHC by Seacoast pursuant to the merger of PSHC with and into Seacoast. At the effective time of such merger, the outstanding shares of the capital stock of PSHC shall be converted into the right to receive shares of the common stock of Seacoast (except as provided herein). As a result, shareholders of PSHC shall become shareholders of Seacoast and Seacoast shall continue to conduct the business and operations of PSHC. The transactions described in this Agreement are subject to the approvals of the shareholders of PSHC, the shareholders of Seacoast, the Board of Governors of the Federal Reserve System, and the Office of the Comptroller of the Currency, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

   Certain terms used in this Agreement are defined in Section 11.1 of this
                                  Agreement.

                 NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                 1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, PSHC shall be merged with and into Seacoast in accordance with the provisions of, and with the effect provided in Sections 607.1101, 607.1103, 607.1105, 607.1106 and 607.1107 of the FBCA (the "Merger").
Seacoast shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of PSHC and Seacoast.

                 1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

                 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time").
Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the

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date on which the shareholders of PSHC and Seacoast approve this Agreement to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be mutually agreed upon by Seacoast and PSHC.

                 1.4 BANK MERGER. After consummation of the Merger, PSN Bank shall (at Seacoast's discretion) be merged with and into First National (the "Bank Merger") in accordance with the provisions of and with the effect provided in 12 U.S.C. 215a on terms and subject to the provisions of the Bank Plan of Merger ("Bank Plan"), attached hereto as Exhibit 1. The Bank Plan shall be executed and the transactions contemplated therein shall be consummated at such time as Seacoast directs. PSHC shall vote all shares of capital stock of PSN Bank in favor of the Bank Plan and the Bank Merger provided therein.


                                   ARTICLE 2
                                TERMS OF MERGER

                 2.1 CHARTER. The Articles of Incorporation of Seacoast in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

                 2.2 BYLAWS. The Bylaws of Seacoast in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

                 2.3 DIRECTORS AND OFFICERS. The directors of Seacoast in office immediately prior to the Effective Time, together with two such additional persons from PSHC's Board of Directors as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Seacoast in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

                 3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Seacoast, PSHC, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of capital stock of Seacoast issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Each share of PSHC Common Stock, excluding shares held by any PSHC Entity or any Seacoast Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive shares of Seacoast Common Stock in an amount equal to the Purchase Price Per Share divided by the Seacoast Stock Price (the "Exchange Ratio"); provided, that, in the event that the Purchase Price Per Share shall be less than $24.62 (the "Lower Threshold Price") then PSHC shall have the right to terminate the Agreement.

                 (c) Each issued and outstanding PSHC Warrant shall be converted into and exchanged for shares of Seacoast Common Stock based upon the exchange ratio (the "Warrant Exchange Ratio") obtained by dividing (i) the difference between the Purchase Price Per Share and $8.26 by (ii) the Seacoast Stock Price.





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                 3.2      ANTI-DILUTION PROVISIONS.  In the event Seacoast
changes the number of shares of Seacoast Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio and the Warrant Exchange Ratio shall be proportionately adjusted. In the event Seacoast changes the number of shares of Seacoast Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio and the Warrant Exchange Ratio have been determined in accordance with Sections 3.1(b) and (c) and prior to the Effective Time, the Exchange Ratio and Warrant Exchange Ratio shall be proportionately adjusted. In the event Seacoast changes the number of shares of Seacoast Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to date on which the Exchange Ratio and the Warrant Exchange Ratio is determined in accordance with Sections 3.1(b) and (c), (i) the Threshold Prices shall be adjusted appropriately, and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Seacoast Stock Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

                 3.3 SHARES HELD BY PSHC OR SEACOAST. Each of the shares of PSHC Common Stock held by any PSHC Entity or by any Seacoast Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                 3.4 DISSENTING SHAREHOLDERS. Any holder of shares of PSHC Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Section 607.1301 et seq. of the FBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the FBCA and surrendered to PSHC the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of PSHC fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares subject to Seacoast's consent in its sole discretion, Seacoast shall issue and deliver the consideration to which such holder of shares of PSHC Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of PSHC Common Stock held by him.

                 3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of PSHC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Seacoast Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Seacoast Common Stock multiplied by the Seacoast Stock Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                 3.6      CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.

                          (a)     At the Effective Time, each option or other
Equity Right (excluding PSHC Warrants) to purchase shares of PSHC Common Stock pursuant to stock options or stock appreciation rights ("PSHC Options") granted by PSHC under the PSHC Stock Plan[s], which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Seacoast Common Stock, and Seacoast shall assume each PSHC Option, in accordance with the terms of the PSHC Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Seacoast and its Compensation Committee shall be substituted for PSHC and the Committee of PSHC's Board of Directors





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(including, if applicable, the entire Board of Directors of PSHC) administering such PSHC Stock Plan, (ii) each PSHC Option assumed by Seacoast may be exercised solely for shares of Seacoast Common Stock (or cash, if so provided under the terms of such PSHC Option), (iii) the number of shares of Seacoast Common Stock subject to such PSHC Option shall be equal to the number of shares of PSHC Common Stock subject to such PSHC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such PSHC Option shall be adjusted by dividing the per share exercise price under each such PSHC Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause
(iii) of the preceding sentence, Seacoast shall not be obligated to issue any fraction of a share of Seacoast Common Stock upon exercise of PSHC Options and any fraction of a share of Seacoast Common Stock that otherwise would be subject to a converted PSHC Option shall represent the right to receive a cash payment upon exercise of such converted PSHC Option equal to the product of such fraction and the difference between the market value of one share of Seacoast Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Seacoast
Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Seacoast) on the last trading day preceding the date of exercise.
In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6(a), each PSHC Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of PSHC and Seacoast agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6, including using its reasonable efforts to obtain from each holder of a PSHC Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.6. Anything in this Agreement to the contrary notwithstanding, Seacoast shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.6 to a former holder of a PSHC Option who has not delivered such Consent or Contract.

                          (b)     As soon as practicable after the Effective
Time, Seacoast shall deliver to the participants in each PSHC Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such PSHC Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and Seacoast shall comply with the terms of each PSHC Stock Plan to ensure, to the extent required by, and subject to the provisions of, such PSHC Stock Plan, that PSHC Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Seacoast shall take all corporate action necessary to reserve for issuance sufficient shares of Seacoast Common Stock for delivery upon exercise of PSHC Options assumed by it in accordance with this Section 3.6. As soon as practicable after the Effective Time, Seacoast shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Seacoast Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Seacoast shall administer the PSHC Stock Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the PSHC Stock Plan complied with such rule prior to the Effective Time.

                          (c)     All contractual restrictions or limitations
on transfer with respect to PSHC Common Stock awarded under the PSHC Stock Plans or any other plan, program, Contract or arrangement of any PSHC Entity, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of Seacoast Common Stock into which such restricted stock is converted pursuant to Section 3.1.





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                                   ARTICLE 4
                               EXCHANGE OF SHARES

                 4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Seacoast and PSHC shall cause the exchange agent selected by Seacoast (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of PSHC Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of PSHC Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of PSHC Common Stock represented by Certificates that are not registered in the transfer records of PSHC, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Seacoast and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of PSHC Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in
Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of PSHC Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Seacoast Common Stock to which such holder may be otherwise entitled (without interest). Seacoast shall not be obligated to deliver the consideration to which any former holder of PSHC Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Seacoast nor the Exchange Agent shall be liable to a holder of PSHC Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the shareholders of PSHC shall constitute ratification of the appointment of the Exchange Agent.

                 4.2 RIGHTS OF FORMER PSHC SHAREHOLDERS. At the Effective Time, the stock transfer books of PSHC shall be closed as to holders of PSHC Common Stock immediately prior to the Effective Time and no transfer of PSHC Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of PSHC Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by PSHC in respect of such shares of PSHC Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Seacoast on the Seacoast Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Seacoast Common Stock issuable pursuant to this Agreement, but beginning 45 days after the Effective Time, no dividend or other distribution payable to the holders of record of Seacoast Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Seacoast Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF PSHC

                 PSHC hereby represents and warrants to Seacoast as follows:

                 5.1 ORGANIZATION, STANDING, AND POWER. PSHC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PSHC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect. The minute books and other organizational documents and corporate records for PSHC have been made available to Seacoast for its review and, except as disclosed in Section 5.1 of the PSHC Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

                 5.2      AUTHORITY OF PSHC; NO BREACH BY AGREEMENT.

                          (a)     PSHC has the corporate power and authority
necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PSHC, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of PSHC Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by PSHC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of PSHC, enforceable against PSHC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement by PSHC, nor the consummation by PSHC of the transactions contemplated hereby, nor compliance by PSHC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PSHC's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any PSHC Subsidiary or any resolution adopted by the board of directors or the shareholders of any PSHC Entity, or (ii) except as disclosed in Section 5.2 of the PSHC Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PSHC Entity under, any Contract or Permit of any PSHC Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect or where such event would cause a breach hereof or a Default hereunder, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any PSHC Entity or any of their respective material Assets (including any Seacoast Entity or any PSHC Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Seacoast Entity or any PSHC Entity being reassessed or revalued by any Taxing authority).

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by PSHC of the Merger and the other transactions contemplated in this Agreement.

                 5.3      CAPITAL STOCK.

                          (a)     The authorized capital stock of PSHC consists
of (i) 10,000,000 shares of PSHC Common Stock, of which 744,655 shares are issued and outstanding as of the date of this Agreement and assuming the issue and exercise of all issued and outstanding warrants and options to purchase 201,298.625 shares of PSHC Common Stock, not more than 945,954 shares will be issued and outstanding at the Effective Time, and (ii) no shares of preferred stock are authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of PSHC are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of PSHC has been issued in violation of any preemptive rights of the current or past shareholders of PSHC.

                          (b)     Except as set forth in Section 5.3(a), or as
disclosed in Section 5.3(b) of the PSHC Disclosure Memorandum, there are no shares of capital stock or other equity securities of PSHC outstanding and no outstanding Equity Rights relating to the capital stock of PSHC.

                 5.4 PSHC SUBSIDIARIES. PSHC has disclosed in Section 5.4 of the PSHC Disclosure Memorandum all of the PSHC Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the PSHC Subsidiaries that are general or limited partnerships, limited liability companies, trusts or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, the type of entity and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the PSHC Disclosure Memorandum, PSHC or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each PSHC Subsidiary. No capital stock (or other equity interest) of any PSHC Subsidiary is or may become required to be issued (other than to another PSHC Entity) by reason of any Equity Rights, and there are no Contracts by which any PSHC Subsidiary is bound to issue (other than to another PSHC Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any PSHC Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any PSHC Subsidiary (other than to another PSHC Entity). There are no Contracts relating to the rights of any PSHC Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any PSHC Subsidiary. All of the shares of capital stock (or other equity interests) of each PSHC Subsidiary held by a PSHC Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PSHC Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the PSHC Disclosure Memorandum, each PSHC Subsidiary is either a bank, a savings association, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each PSHC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect. Each PSHC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute books, and other organizational and corporate documents for each PSHC Subsidiary have been made available to Seacoast for its review, and, except as disclosed in Section 5.4 of the PSHC Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors, all committees of the Board of Directors and shareholders thereof.

                 5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                          (a)     PSHC has timely filed and made available to
Seacoast, all SEC Documents required to be filed by PSHC since December 31, 1992 (the "PSHC SEC Reports"). The PSHC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such PSHC SEC Reports or necessary in order to make the statements in such PSHC SEC Reports, in light of the circumstances under which they were made, not misleading. No PSHC Subsidiary is required to file any SEC Documents.

                          (b)     Each of the PSHC Financial Statements
(including, in each case, any related notes) contained in the PSHC SEC Reports, including any PSHC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of PSHC and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                 5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No PSHC Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of PSHC as of December 31, 1995 and September 30, 1996, included in the PSHC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as set forth in Section 5.6 of the PSHC Disclosure Memorandum, no PSHC Entity has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

                 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in the PSHC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the PSHC Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect, and (ii) the PSHC Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PSHC provided in Article 7.

                 5.8      TAX MATTERS.

                          (a)     All Tax Returns required to be filed by or on
behalf of any of the PSHC Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a PSHC Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the PSHC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the PSHC Disclosure Memorandum. PSHC's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the PSHC Entities, except for any such Liens which are not reasonably likely to have a PSHC Material Adverse Effect.

                          (b)     None of the PSHC Entities has executed an
extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                          (c)     The provision for any Taxes due or to become
due for any of the PSHC Entities for the period or periods through and including the date of the respective PSHC Financial Statements that has been made and is reflected on such PSHC Financial Statements is sufficient to cover all such Taxes.

                          (d)     Deferred Taxes of the PSHC Entities have
been provided for in accordance with GAAP.

                          (e)     Except as disclosed in Section 5.8(e) of the
PSHC Disclosure Memorandum, none of the PSHC Entities is a party to any Tax allocation or Tax sharing agreement and none of the PSHC Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was PSHC) has any Liability for Taxes of any Person (other than PSHC and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                          (f)     Except as disclosed in Section 5.8(f) of the
PSHC Disclosure Memorandum, each of the PSHC Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect.

                          (g)     Except as disclosed in Section 5.8 of the
PSHC Disclosure Memorandum, none of the PSHC Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                          (h)     There has not been an ownership change, as
defined in Internal Revenue Code Section 382(g), of the PSHC Entities that occurred during or after any Taxable Period in which the PSHC Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

                          (i)     No PSHC Entity has or has had in any foreign
country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                 5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. In the opinion of management of PSHC, the allowances for possible loan, credit or securities losses (collectively, the "Allowance") shown on the consolidated balance sheets of PSHC included in the most recent PSHC Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of PSHC included in the PSHC Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan, lease and securities portfolios (including accrued interest receivables) of the PSHC Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PSHC Entities as of the dates thereof.

                 5.10     ASSETS.

                          (a)     Except as disclosed in Section 5.10 of the
PSHC Disclosure Memorandum or as disclosed or reserved against in the PSHC Financial Statements delivered prior to the date of this Agreement, the PSHC Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a PSHC Material Adverse Effect. Except as set forth in Section 5.10 of the PSHC Disclosure Memorandum, all tangible properties used in the businesses of the PSHC Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PSHC's past practices.

                          (b)     All Assets which are material to PSHC's
business on a consolidated basis, held under leases or subleases by any of the PSHC Entities, are held under valid Contracts enforceable as to the PSHC Entity and to the Knowledge of PSHC as to the counter-party to such Contracts in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                          (c)     The PSHC Entities currently maintain
insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the PSHC Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000, or in the aggregate $100,000, pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any PSHC Entity under such policies.

                          (d)     The Assets of the PSHC Entities include all
Assets required to operate the business of the PSHC Entities as presently conducted.

                 5.11     INTELLECTUAL PROPERTY.  Except as disclosed in
Section 5.11 of the PSHC Disclosure Memorandum, each PSHC Entity owns or has a license to use all of the Intellectual Property used by such PSHC Entity in the course of its business. Each PSHC Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such PSHC Entity in connection with such PSHC Entity's business operations, and such PSHC Entity has the right to convey by sale or license any Intellectual Property so conveyed. No PSHC Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of PSHC threatened, which challenge the rights of any PSHC Entity with respect to Intellectual Property used, sold or licensed by such PSHC Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the PSHC Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the PSHC Disclosure Memorandum, no PSHC Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the PSHC Disclosure Memorandum, every officer, director, or employee of any PSHC Entity is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property to a PSHC Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a PSHC Entity, and no such officer, director or employee is party to any

Contract with any Person other than a PSHC Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a PSHC Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a PSHC Entity. Except as disclosed in Section 5.11 of the PSHC Disclosure Memorandum, no officer, director or to the Knowledge of PSHC any employee of any PSHC Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any PSHC Entity.

                 5.12     ENVIRONMENTAL MATTERS.

                          (a)     To the Knowledge of PSHC, each PSHC Entity,
its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect.

                          (b)     There is no Litigation pending or, to the
Knowledge of PSHC, threatened before any court, governmental agency, or authority or other forum in which any PSHC Entity or any of its Operating Properties or Participation Facilities (or PSHC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any PSHC Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

                          (c)     During the period of (i) any PSHC Entity's
ownership or operation of any of their respective current properties, (ii) any PSHC Entity's participation in the management of any Participation Facility, or
(iii) any PSHC Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties; provided that with respect to the period set forth in (iii) above, this representation shall be made to the Knowledge of PSHC. Prior to the period of (i) any PSHC Entity's ownership or operation of any of their respective current properties, (ii) any PSHC Entity's participation in the management of any Participation Facility, or (iii) any PSHC Entity's holding of a security interest in a Operating Property, to the Knowledge of PSHC, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

                 5.13 COMPLIANCE WITH LAWS. PSHC is duly registered as a bank holding company under the BHC Act. Each PSHC Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect. Except as disclosed in Section 5.13 of the PSHC Disclosure Memorandum, none of the PSHC
Entities:

                 (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                 (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect; or

                 (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any PSHC Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any PSHC Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Seacoast.

                 5.14 LABOR RELATIONS. No PSHC Entity is the subject of any Litigation asserting that it or any other PSHC Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PSHC Entity to bargain with any labor organization as to wages or conditions of employment, nor is any PSHC Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any PSHC Entity, pending or to the Knowledge of PSHC is (i) any such strike or dispute threatened or (ii) there any activity involving any PSHC Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                 5.15     EMPLOYEE BENEFIT PLANS.

                          (a)     PSHC has disclosed in Section 5.15 of the
PSHC Disclosure Memorandum, and has delivered or made available to Seacoast prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PSHC Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "PSHC Benefit Plans"). Any of the PSHC Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PSHC ERISA Plan." Each PSHC ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "PSHC Pension Plan." No PSHC Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                          (b)     All PSHC Benefit Plans are in compliance with
the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect. Each PSHC ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and PSHC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No PSHC Entity has engaged in a transaction with respect to any PSHC Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any PSHC Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                          (c)     No PSHC Pension Plan has any "unfunded
current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PSHC Pension Plan, (ii) no change in the actuarial assumptions with respect to any PSHC Pension Plan, and (iii) no increase in benefits under any PSHC Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any PSHC Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PSHC Entity, or the single-employer plan of any entity which is considered one employer with PSHC under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No PSHC Entity has provided, or is required to provide, security to a PSHC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                          (d)     Within the six-year period preceding the
Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any PSHC Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No PSHC Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PSHC Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                          (e)     Except as disclosed in Section 5.15 of the
PSHC Disclosure Memorandum, no PSHC Entity has any Liability for retiree health and life benefits under any of the PSHC Benefit Plans and there are no restrictions on the rights of such PSHC Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

                          (f)     Except as disclosed in Section 5.15 of the
PSHC Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any PSHC Entity from any PSHC Entity under any PSHC Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PSHC Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                          (g)     The actuarial present values of all accrued
deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PSHC Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the PSHC Financial Statements to the extent required by and in accordance with GAAP.

                          (h)     PSHC (including its subsidiaries and
successors) may satisfy its current and future liabilities under the Port St. Lucie National Bank Deferred Compensation Plan (the "Deferred Plan") by making, as soon as administratively feasible after the date on which it terminates the Deferred Plan, single lump sum payments (which in the aggregate are equal to or less than the fair market value of the life insurance policy or policies purchased to fund the benefits under the Deferred Plan) to each participant or his beneficiary, which payments are equal to each such participant's respective accrued benefit under the Deferred Plan as of the date on which the Deferred Plan is terminated. In the case of a life insurance policy held in the trust, "fair market value" shall mean the net cash surrender value of the policy, after deducting any cancellation, liquidation or surrender charges or fees. There are no restrictions on PSHC's (including its subsidiaries and successors) ability to obtain such cash surrender value as of or immediately following the Closing Date (other than applicable surrender charges). Neither Seacoast nor any PSHC Entity shall be obligated to contribute cash or other property to fund such benefits under the Deferred Plan. There are no restrictions on the PSHC's (including its subsidiaries and successors) right to terminate the Deferred Plan as to benefits which have not accrued as of the Closing Date.

                 5.16     MATERIAL CONTRACTS.  Except as disclosed in Section
5.16 of the PSHC Disclosure Memorandum or otherwise reflected in the PSHC Financial Statements, none of the PSHC Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any PSHC Entity or the guarantee by any PSHC Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any PSHC Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among PSHC Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and commercial "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any PSHC Entity,
(vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $100,000),
(viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by PSHC with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "PSHC Contracts"). With respect to each PSHC Contract and except as disclosed in Section 5.16 of the PSHC Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no PSHC Entity is in Default thereunder or would be in Default thereunder as a result of this Agreement or the transaction contemplated herein; (iii) no PSHC Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of PSHC, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any PSHC Entity for money borrowed is prepayable at any time by such PSHC Entity without penalty or premium. None of PSHC nor any of the PSHC Entities has any obligation or liability to any wholesale mortgage business ("Wholesale Mortgage Business") or to any Affiliate of such Persons to purchase, fund or extend credit with respect to any loans, extensions of credit, mortgages, or any participation or other interest therein originated, brokered or referred by or through such Persons, and the only outstanding balances under any such arrangements whereby PSNB is obligated to provide funding aggregate not more than $212,000, all of which will be repaid in full by not later than April 30, 1997. Except as described in Section 5.16 of the PSHC Disclosure Memorandum, all Contracts to which PSHC and/or its Subsidiaries are parties may be terminated by such PSHC Entity and its successors and assigns without penalty, charge, liability or further obligation.

                 5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of PSHC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PSHC Entity or any employee benefit plan of any PSHC Entity, or against any director or employee of any PSHC Entity, in their capacity as such, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PSHC Entity. Section 5.17 of the PSHC Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any PSHC Entity is a party and which names a PSHC Entity as a defendant or cross-defendant or for which any PSHC Entity has any potential Liability.

                 5.18 REPORTS. Except as set forth in Section 5.18 of the PSHC Disclosure Memorandum, since January 1, 1993, or the date of organization if later, each PSHC Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any PSHC Entity or any Affiliate thereof to Seacoast pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PSHC Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Seacoast with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PSHC Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a PSHC Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of PSHC and Seacoast, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any PSHC Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 5.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No PSHC Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                 5.21 STATE TAKEOVER LAWS. Each PSHC Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

                 5.22 CHARTER PROVISIONS. Each PSHC Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PSHC Entity or restrict or impair the ability of Seacoast or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any PSHC Entity that may be directly or indirectly acquired or controlled by them. This Agreement and the transactions contemplated herein will not trigger any supermajority voting provisions under the Articles of Incorporation, Bylaws, or other governing instruments of any PSHC Entity.

                 5.23 OPINION OF FINANCIAL ADVISOR. PSHC has received the opinion of Austin Associates, Inc., dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the holders of PSHC Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Seacoast.

                 5.24 BOARD RECOMMENDATION. The Board of Directors of PSHC, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of PSHC Common Stock approve this Agreement.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF SEACOAST

                 Seacoast hereby represents and warrants to PSHC as follows:

                 6.1 ORGANIZATION, STANDING, AND POWER. Seacoast is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Seacoast is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect.

                 6.2      AUTHORITY OF SEACOAST; NO BREACH BY AGREEMENT.

                          (a)     Seacoast has the corporate power and
authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seacoast, subject to the approval of the issuance of the shares of Seacoast Common Stock pursuant to the Merger by sixty-six and two-thirds percent (66-2/3%) of all and each class of the votes cast at the Seacoast Shareholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent sixty-six and two-thirds percent (66-2/3%) of all and each class of the outstanding Seacoast Common Stock eligible to vote at the Seacoast Shareholders' Meeting), which is the only shareholder vote required for approval of this Agreement and consummation of the merger by Seacoast. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Seacoast, enforceable against Seacoast in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Agreement by Seacoast, nor the consummation by Seacoast of the transactions contemplated hereby, nor compliance by Seacoast with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seacoast's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Seacoast Entity under, any Contract or Permit of any Seacoast Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Seacoast Entity or any of their respective material Assets (including any Seacoast Entity or any PSHC Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Seacoast Entity or any PSHC Entity being reassessed or revalued by any Taxing authority).

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Seacoast of the Merger and the other transactions contemplated in this Agreement.

                 6.3      CAPITAL STOCK.

                          (a)     The authorized capital stock of Seacoast
consists of (i) 10,000,000 shares of Seacoast Class A Common Stock, of which 3,903,392 shares are issued and 3,872,500 outstanding as of the date of this Agreement, (ii) 810,000 shares of $.10 par value Class B Common Stock, of which 384,638 shares are issued and outstanding as of the date of this Agreement, and
(iii) 1,000,000 shares of Seacoast Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Seacoast Capital Stock are, and all of the shares of Seacoast Common Stock to be issued in exchange for shares of PSHC Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Seacoast Capital Stock has been, and none of the shares of Seacoast Common Stock to be issued in exchange for shares of PSHC Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Seacoast.

                          (b)     Except as set forth in Section 6.3(a), or as
disclosed in Section 6.3 of the Seacoast Disclosure Memorandum, there are no shares of capital stock or other equity securities of Seacoast outstanding and no outstanding Equity Rights relating to the capital stock of Seacoast.

                 6.4      SEACOAST SUBSIDIARIES.  Seacoast has disclosed in
Section 6.4 of the Seacoast Disclosure Memorandum all of the Seacoast Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Seacoast Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Seacoast Disclosure Memorandum, Seacoast or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Seacoast Subsidiary. No capital stock (or other equity interest) of any Seacoast Subsidiary are or may become required to be issued (other than to another Seacoast Entity) by reason of any Equity Rights, and there are no Contracts by which any Seacoast Subsidiary is bound to issue (other than to another Seacoast Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Seacoast Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Seacoast Subsidiary (other than to another Seacoast Entity). There are no Contracts relating to the rights of any Seacoast Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Seacoast Subsidiary. All of the shares of capital stock (or other equity interests) of each Seacoast Subsidiary held by a Seacoast Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Seacoast Entity free and clear of any Lien. Each Seacoast Subsidiary is either a bank, a savings association, or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Seacoast Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect. Each Seacoast Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

                 6.5      SEC FILINGS; FINANCIAL STATEMENTS.

                          (a)     Seacoast has timely filed and made available
to PSHC all SEC Documents required to be filed by Seacoast since December 31, 1992 (the "Seacoast SEC Reports"). The Seacoast SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seacoast SEC Reports or necessary in order to make the statements in such Seacoast SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Seacoast Subsidiaries that are registered as a broker, dealer, or investment advisor, no Seacoast Subsidiary is required to file any SEC Documents.

                          (b)     Each of the Seacoast Financial Statements
(including, in each case, any related notes) contained in the Seacoast SEC Reports, including any Seacoast SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Seacoast and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                 6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Seacoast Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Seacoast as of December 31, 1995 and September 30, 1996, included in the Seacoast Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Seacoast Entity has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

                 6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in the Seacoast Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Seacoast Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, and (ii) the Seacoast Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Seacoast provided in Article 7.

                 6.8      CERTAIN ENVIRONMENTAL AND EMPLOYEE BENEFIT MATTERS.

                          (a)     To the Knowledge of Seacoast, each Seacoast
Entity, its Participation Facilities and its Operating Properties, are, and have been, in compliance with all environmental law, except for violations which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect.

                          (b)     Seacoast has delivered or made available to
PSHC prior to the execution hereof, copies or summary plan descriptions of all pension, retirement, profit/life insurance, deferred compensation, common stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements or agreements, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted and maintained by, sponsored in whole or in part by, or contributed to by any Seacoast Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Seacoast Benefit Plans"). All Seacoast Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code or any other applicable Laws, except for such breaches or violations the which are not reasonably likely to have individually or in the aggregate, a Seacoast Material Adverse Effect.

                 6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. In the opinion of management of Seacoast, the Allowance shown on the consolidated balance sheets of Seacoast included in the most recent Seacoast Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Seacoast included in the Seacoast Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan, lease and securities portfolios (including accrued interest receivables) of the Seacoast Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Seacoast Entities as of the dates thereof.

                 6.10     ASSETS.

                          (a)     Except as disclosed in Section 6.10 of the
Seacoast Disclosure Memorandum or as disclosed or reserved against in the Seacoast Financial Statements delivered prior to the date of this Agreement, the Seacoast Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Seacoast Material Adverse Effect. All tangible properties used in the businesses of the Seacoast Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seacoast's past practices.

                          (b)     All Assets which are material to Seacoast's
business on a consolidated basis, held under leases or subleases by any of the Seacoast Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                          (c)     The Seacoast Entities currently maintain
insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the Seacoast Entities has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual cases $5,000 or in the aggregate $100,000 pending under such policies of insurance and no notices have been given by any Seacoast Entity under such policies.

                          (d)     The Assets of the Seacoast Entities include
all assets required to operate the business of the Seacoast Entities as presently conducted.

                 6.11 INTELLECTUAL PROPERTY. Each Seacoast Entity owns or has a license to use all of the Intellectual Property used by such Seacoast Entity in the course of its business. Each Seacoast Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Seacoast Entity in connection with such Seacoast Entity's business operations, and such Seacoast Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Seacoast Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Seacoast threatened, which challenge the rights of any Seacoast Entity with respect to Intellectual Property used, sold or licensed by such Seacoast Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Seacoast Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the Seacoast Disclosure Memorandum, no Seacoast Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the Seacoast Disclosure Memorandum, every officer, director, or employee of any Seacoast Entity is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property to a Seacoast Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Seacoast Entity, and no such officer, director or employee is party to any Contract with any Person other than a Seacoast Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Seacoast Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Seacoast Entity. Except as disclosed in Section 6.11 of the Seacoast Disclosure Memorandum, no officer, director or employee of any Seacoast Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Seacoast Entity.

                 6.12     [RESERVED].

                 6.13 COMPLIANCE WITH LAWS. Seacoast is duly registered as a bank holding company under the BHC Act. Each Seacoast Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect. Except as disclosed in Section 6.13 of the Seacoast Disclosure Memorandum, none of the Seacoast Entities:

                 (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

                 (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect; or

                 (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Seacoast Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) requiring any Seacoast Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                 6.14 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Seacoast, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Seacoast Entity or employee benefit plan of any Seacoast Entity, or against any director or employee of any Seacoast Entity, in their capacity as such, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Seacoast Entity.

                 6.15 REPORTS. Since January 1, 1993, or the date of organization if later, each Seacoast Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Seacoast Material Adverse Effect).

As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 6.16 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Seacoast Entity or any Affiliate thereof to PSHC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Seacoast Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Seacoast with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Seacoast Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Seacoast Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of PSHC and Seacoast, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Seacoast Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                 6.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No Seacoast Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. All Tax Returns required to be filed by or on behalf of any of the Seacoast Entities have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods on or before December 31, 1995 and on or before the day of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Seacoast Material Adverse Effect and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on Tax Returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against any Seacoast Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.17 of the Seacoast Disclosure Memorandum. The provision for Taxes due or to become due for any of the Seacoast Entities for the period or periods through and including the day of the respective Seacoast Financial Statements has been made and is reflected on such Seacoast Financial Statements is sufficient to cover all such Taxes.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                 7.1 AFFIRMATIVE COVENANTS OF PSHC. Except as disclosed in Section 7.1 of the PSHC Disclosure Memorandum with respect to PSNB's proposed Ft. Pierce branch office, the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of

Seacoast shall have been obtained, and except as otherwise expressly contemplated herein, PSHC shall and shall cause each of its Subsidiaries to operate its business only in the usual, regular, and ordinary course, and in a manner designed to preserve intact its business organization and Assets and maintain its rights and franchises, and shall take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. Furthermore, except for the up to $212,000 of credit, heretofore committed by PSNB and described in the fourth sentence of Section 5.16 hereof, any loans, leases or extensions of credit secured by real property originated, purchased or funded in whole or in part by any PSHC Entity, where the obligor thereon and the real property related thereto are not both located in St. Lucie, Martin and/or Indian River Counties, Florida (collectively, the "Counties") shall conform to the FNMA or FHLMC seller/servicer guidelines applicable to such Loans and shall be immediately saleable to FNMA and/or FHLMC. PSHC and each PSHC Entity shall immediately terminate and discontinue purchasing, funding or otherwise extending credit or committing or agreeing to any of the foregoing with respect to any loans, extensions of credit, leases and/or mortgages or any participations or other interests therein from any Wholesale Mortgage Business and/or any Affiliate of such Wholesale Mortgage Business, except to meet PSNB's contractual obligations under the existing commitments described in the fourth sentence of Section 5.16 hereof, and except to purchase and hold as temporary investments, up to $2.5 million at any time of fully-approved FHA and VA Loans at any time through April 30, 1997.

                 7.2 NEGATIVE COVENANTS OF PSHC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seacoast shall have been obtained, and except as otherwise expressly contemplated herein, PSHC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                 (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any PSHC Entity or, except as expressly contemplated by this Agreement, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a PSHC Entity to another PSHC Entity) in excess of an aggregate of $50,000 (for the PSHC Entities on a consolidated basis) except in the ordinary course of the business of PSHC Subsidiaries consistent with past practices (which shall include, for PSHC Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any PSHC Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the PSHC Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any PSHC Entity, or declare or pay any dividend or make any other distribution in respect of PSHC's capital stock; or

                 (d) except for this Agreement, or pursuant to the exercise of stock options or warrants or warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the PSHC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of PSHC Common Stock or any other capital stock of any PSHC Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                 (e) adjust, split, combine or reclassify any capital stock of any PSHC Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of PSHC Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any PSHC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another PSHC Entity) or (y) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) (1) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of one year or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned PSHC Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business,
       (ii) acquisitions of control by a depository institution subsidiary solely in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; (2) make any new loans or extensions of credit or renew, extend or renegotiate any existing loans or extensions of credit (i) with respect to properties or businesses outside of the Counties or to borrowers whose principal residence is outside of the Counties, (ii) that are unsecured in excess of $100,000, or (iii) that are secured in excess of $250,000; (3) purchase or sell (except for sales of single family residential first mortgage loans in the ordinary course of PSHC's business for fair market value) any whole loans, leases, mortgages or any loan participations or agented credits or other interest therein, (4) renew or renegotiate any loans or credits that are on any watch list and/or are classified or special mentioned or take any similar actions with respect to collateral held with respect to debts previously contracted or other real estate owned, except pursuant to safe and sound banking practices and with prior disclosure to First National; provided, however, that PSHC may, without the prior notice to or written consent of First National, renew or extend existing credits on substantially similar terms and conditions as present at the time such credit was made or last extended, renewed or modified, for a period not to exceed one year and at rates not less than market rates for comparable credits and transactions and without any release of any collateral except as any PSHC Entity is presently obligated under existing written agreements kept as part of such PSHC Entity's official records. If any PSHC Entity makes, extends, renews, renegotiates, compromises or settles any loans or extensions of credit or releases any collateral therefore that are subject to the prior disclosure to First National hereunder and First National has objected thereto the Purchase Price shall be reduced on a dollar for dollar basis in an amount equal to all outstanding principal of, all accrued but unpaid interest and other charges on such loan(s) as of the Closing Date; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any PSHC Entity, except in accordance with past practice disclosed in Section 7.2(g) of the PSHC Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the PSHC Disclosure Memorandum; and enter into or amend any severance agreements with officers of any PSHC Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any PSHC Entity except in accordance with past practice disclosed in Section 7.2(g) of the PSHC Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                 (h) enter into or amend any employment Contract between any PSHC Entity and any Person (unless such amendment is required by Law) that the PSHC Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any PSHC Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any PSHC Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any PSHC Entity for material money damages or restrictions upon the operations of any PSHC Entity; or

                 (l) except in the ordinary course of business and as expressly permitted in Section 7.2(f), enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance or any Contract calling for payments exceeding $100,000) or waive, release, compromise or assign any material rights or claims.

                 7.3 COVENANTS OF SEACOAST. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of PSHC shall have been obtained, and except as otherwise expressly contemplated herein, Seacoast covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Seacoast Capital Stock and the business prospects of the Seacoast Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Seacoast Entities' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Seacoast Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Seacoast, desirable in the conduct of the business of Seacoast and its Subsidiaries. Seacoast further covenants and agrees that it will not, without the prior written consent of PSHC, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of Seacoast, in each case, in any manner adverse to the holders of PSHC Common Stock as compared to rights of holders of Seacoast Common Stock generally as of the date of this Agreement.

                 7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect or a Seacoast Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                 7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present in all material respects the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

                 8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, at a date determined by Seacoast in its sole discretion, Seacoast shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Seacoast Common Stock upon consummation of the Merger. PSHC shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Seacoast may reasonably request in connection with such action. PSHC shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. Seacoast shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of Seacoast Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) PSHC and Seacoast shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of PSHC and Seacoast shall recommend to their respective shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of PSHC and Seacoast shall use their reasonable efforts to obtain such shareholders' approval. Seacoast and PSHC shall make all necessary filings with respect to the Merger under the Securities Laws.

                 8.2 NASDAQ LISTING. Seacoast shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Seacoast Common Stock to be issued to the holders of PSHC Common Stock pursuant to the Merger, and Seacoast shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

                 8.3 APPLICATIONS. Seacoast shall promptly prepare and file, and PSHC shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

                 8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Seacoast shall execute and file the Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

                 8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                 8.6      INVESTIGATION AND CONFIDENTIALITY.

                          (a)     Prior to the Effective Time, each Party shall
keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                          (b)     In addition to the Parties' respective
obligations under the Confidentiality Agreement, which are hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. In the event that a Party is required by applicable law or valid court process to disclose any such confidential information then such Party shall provide the other Party with prompt written notice of any such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with this Section
8.6. If in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, a Party is nonetheless, in the written opinion of counsel, legally compelled to disclose any such confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, a Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed, provided that such disclosing Party use its best efforts to preserve the confidentiality of such confidential information, including without limitation, by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information by such tribunal. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                          (c)     PSHC shall use its reasonable efforts to
exercise its rights under confidentiality agreements entered into with Persons, if any, which were considering an Acquisition Proposal with respect to PSHC to preserve the confidentiality of the information relating to the PSHC Entities provided to such Persons and their Affiliates and Representatives.

                          (d)     Each Party agrees to give the other Party
notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a PSHC Material Adverse Effect or a Seacoast Material Adverse Effect, as applicable.

                 8.7 PRESS RELEASES. Prior to the Effective Time, PSHC and Seacoast shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                 8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no PSHC Entity nor any Affiliate thereof nor any Representatives thereof retained by any PSHC Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of PSHC, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to PSHC's shareholder under applicable law, no PSHC Entity or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but PSHC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. PSHC shall promptly advise Seacoast following the receipt of any Acquisition Proposal and the details thereof, and advise Seacoast of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. PSHC shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

                 8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to use its reasonable efforts to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                 8.10 STATE TAKEOVER LAWS. Each PSHC Entity and each PSHC shareholder shall take the necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including the FBCA.

                 8.11 CHARTER PROVISIONS. Except as required by applicable Law or as otherwise provided in this Agreement, each PSHC Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PSHC Entity or restrict or impair the ability of Seacoast or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any PSHC Entity that may be directly or indirectly acquired or controlled by them.

                 8.12 PSHC MEETINGS. Each PSHC Entity shall give prior notice of each meeting or proposed action by any of their respective Boards of Directors and/or committees, including a description of any matters to be discussed and/or acted upon, and shall permit a representative of Seacoast to attend each such meeting, except during discussions relating to the transactions contemplated herein that present conflict of interest and/or confidentiality issues.

                 8.13     AGREEMENT OF AFFILIATES.  PSHC has disclosed in
Section 8.13 of the PSHC Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of PSHC for purposes of Rule 145 under the 1933 Act. PSHC shall use its reasonable efforts to cause each such Person to deliver to Seacoast upon the execution of this Agreement a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of PSHC Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Seacoast Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, until such time as financial results covering at least 30 days of combined operations of Seacoast and PSHC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Seacoast Common Stock issued to such affiliates of PSHC in exchange for shares of PSHC Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Seacoast and PSHC have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.13 (and Seacoast shall be entitled to place restrictive legends upon certificates for shares of Seacoast Common Stock issued to affiliates of PSHC pursuant to this Agreement to enforce the provisions of this Section 8.13; provided that Seacoast removes such legends at the appropriate time). Seacoast shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Seacoast Common Stock by such affiliates.

                 8.14     EMPLOYEE BENEFITS AND CONTRACTS.

                 (a) Following the Effective Time, Seacoast shall provide generally to officers and employees of the PSHC Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Seacoast Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Seacoast Entities to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Seacoast shall provide generally to officers and employees of PSHC Entities severance benefits in accordance with the policies of either (i) PSHC as disclosed in Section 8.14 of the PSHC Disclosure Memorandum, or (ii) Seacoast, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. Seacoast shall waive any pre-existing condition exclusion under any employee health plan for which any employees and/or officers and dependents covered by PSHC plans as of Closing of the PSHC Entities shall become eligible by virtue of the preceding sentence, to the extent (i) such pre-existing condition was covered under the corresponding plan maintained by the PSHC Entity and (ii) the individual affected by the pre- existing condition was covered by the PSHC Entity's corresponding plan on the date which immediately precedes the Effective Time, provided that PSHC has disclosed in
Section 8.14 of the PSHC Disclosure Memorandum and at Closing that none of its employees, officers or other participants or their respective dependents, to the best of PSHC and PSNB's knowledge and belief, have any long-term disabilities or conditions, which in the reasonable judgment of Seacoast would materially adversely affect the claims experience and/or costs of any employee benefit plan or insurance maintained by or through any Seacoast Entity. For purposes of participation, vesting and (except in the case of Seacoast retirement plans) benefit accrual under Seacoast's employee benefit plans, the service of the employees of the PSHC Entities prior to the Effective Time shall be treated as service with a Seacoast Entity participating in such employee benefit plans. Seacoast also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.14 of the PSHC Disclosure Memorandum to Seacoast between any PSHC Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the PSHC Benefit Plans.

                          (b)     Upon the execution hereof, a mutually
acceptable employment agreement between J. Hal Roberts, Jr. and Seacoast or First National shall be executed and delivered, and which shall become effective at the Effective Time.

                          (c)     Subject to compliance with applicable Laws
and the absence of any Material Adverse Effects upon Seacoast or any PSHC Benefit Plans and/or Seacoast Benefit Plans, Seacoast intends to merge the PSHC 401(k) Plan with the Seacoast 401(k) Plan.

                          (d)     Effective upon the Effective Time, PSHC and,
as applicable, its Subsidiaries shall terminate, their Employee Non-Qualified Stock Investment Plan and Trust of Port St. Lucie National Bank and the Deferred Compensation Plan offered to Directors. Such termination and the effects thereof shall be in accordance with Section 5.15(h) hereof.

                 8.15     INDEMNIFICATION.

                          (a)     With respect to all claims brought during the
period of four years after the Effective Time, Seacoast shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the PSHC Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of PSHC or, at PSHC's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Florida Law and by PSHC's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Seacoast Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving

Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Seacoast and the Indemnified Party.

                          (b)     Seacoast shall, to the extent available, (and
PSHC shall cooperate prior to the Effective Time in these efforts) maintain in effect for a period of two years after the Effective Time PSHC's existing directors' and officers' liability insurance policy (provided that Seacoast may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii) with the consent of PSHC given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that Seacoast shall not be obligated to make aggregate premium payments for such two-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to PSHC's directors and officers, 150% of the annual premium payments on PSHC's current policy in effect as of the date of this Agreement (the "Maximum Amount").

                          (c)     Any Indemnified Party wishing to claim
indemnification under paragraph (a) of this Section 8.15, upon learning of any such Liability or Litigation, shall promptly notify Seacoast thereof. In the event of any such Litigation (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                 8.16 CERTAIN POLICIES OF PSHC. Seacoast and PSHC shall consult with respect to their respective loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and PSHC shall make such modification or changes to its policies and practices, if any, prior to the Effective Time as may be mutually agreed upon. Seacoast and PSHC also shall consult with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, covenants or agreements contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.16.

                 8.17 NOMINATION AND ELECTION OF DIRECTORS. Seacoast shall as soon as practicable following the Effective Time nominate and use its best efforts to cause to be elected to the Seacoast and First National Board of Directors two candidates from the current PSHC Board of Directors. In addition, Seacoast shall cause First National to amend its Bylaws as soon as practicable following the Effective Time to provide for one or more First National Advisory Boards, including an First National Advisory Board for Port St. Lucie County. Seacoast shall cause each of the current directors of PSHC (other than such PSHC and/or PSNB directors who are elected as directors of Seacoast and/or First National) to be nominated and elected to the First National Advisory Board for St. Lucie County as soon as practicable after such Advisory Board is constituted according to the preceding sentence.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                 (a) SHAREHOLDER APPROVAL. The shareholders of PSHC shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD. The shareholders of Seacoast shall have approved the issuance of shares of Seacoast Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                 (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Seacoast would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a PSHC Material Adverse Effect or a Seacoast Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Seacoast would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Seacoast Common Stock issuable pursuant to the Merger shall have been received.

                 (f) SHARE LISTING. The shares of Seacoast Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                 (g) POOLING LETTERS. Each of the Parties shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Seacoast, in form and substance reasonably acceptable to Seacoast, from Arthur Andersen LLP to the effect that the

       Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Seacoast, in form and substance reasonably acceptable to Seacoast, from KPMG Peat Marwick to the effect that such firm is not aware of any matters relating to PSHC and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                 (h) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of PSHC Common Stock for Seacoast Common Stock will not give rise to gain or loss to the shareholders of PSHC with respect to such exchange (except to the extent of any cash received), and (iii) none of PSHC or Seacoast will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of PSHC and Seacoast reasonably satisfactory in form and substance to such counsel.

                 9.2 CONDITIONS TO OBLIGATIONS OF SEACOAST. The obligations of Seacoast to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seacoast pursuant to Section 11.6(a):

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.2(a), the accuracy of the representations and warranties of PSHC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3, 5.20, 5.21, and 5.22 shall be true and correct (except for inaccuracies which are de minimus in amount). There shall not exist inaccuracies in the representations and warranties of PSHC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a PSHC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of PSHC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

                 (c)      CERTIFICATES.  PSHC shall have delivered to Seacoast
       (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to PSHC and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by PSHC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Seacoast and its counsel shall request.

                 (d) OPINION OF COUNSEL. Seacoast shall have received an opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A, counsel to PSHC, dated as of the Closing, in form reasonably satisfactory to Seacoast, as to the matters set forth in Exhibit 3.

                 (e) ACCOUNTANT'S LETTERS. Seacoast shall have received from KPMG Peat Marwick letters dated not more than five days prior to
       (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding PSHC, in form and substance reasonably satisfactory to Seacoast, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standard Nos. 71, 72 and 75.

                 (f) AFFILIATES' AGREEMENTS. Seacoast shall have received from each affiliate of PSHC the affiliates letter referred to in Section 8.13, to the extent necessary to assure in the reasonable judgment of Seacoast that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 (g) SHAREHOLDERS' EQUITY. PSHC's shareholders' equity as of the Closing shall not be less than PSHC's shareholders' equity as of December 31, 1996, excluding for purposes of the calculation of such shareholders' equity the effects of (i) all costs, fees and charges, including fees and charges of PSHC's accountants, counsel and financial advisors, whether or not accrued or paid, that are related to the transactions contemplated by this Agreement not to exceed $200,000 in the aggregate, (ii) all net charges resulting from the application of FASB Statement No. 115 with respect to unrealized securities gains and losses, and (iii) any reductions in PSHC's shareholders' equity resulting from any actions or changes in policies of PSHC taken at the request of Seacoast, including those described in Section 8.16 and (iv) the effect on or after the Effective Time, as Seacoast may determine, of the PSHC and/or PSNB data processing agreements as shown in Section 9.2(g) of the PSHC Disclosure Memorandum.

                 (h) DIRECTOR'S AGREEMENTS. Seacoast shall have received from each director of PSHC the Director's Agreement set forth hereto at
       Exhibit 4.

                 (i) CLAIMS LETTER. Seacoast shall have received from each director and officer of PSHC the Claims Letter set forth hereto at
       Exhibit 5.

                 9.3 CONDITIONS TO OBLIGATIONS OF PSHC. The obligations of PSHC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PSHC pursuant to Section 11.6(b):

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.3(a), the accuracy of the representations and warranties of Seacoast set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Seacoast set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Seacoast Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Seacoast to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c)      CERTIFICATES.  Seacoast shall have delivered to PSHC
       (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Seacoast and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Seacoast's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PSHC and its counsel shall request.

                 (d) OPINION OF COUNSEL. PSHC shall have received an opinion of Alston & Bird, counsel to Seacoast, dated as of the Effective Time, in form reasonably acceptable to PSHC, as to the matters set forth in Exhibit 6.

                 (e) FAIRNESS OPINION. PSHC shall have received from Austin Associates, Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by PSHC shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.


                                   ARTICLE 10
                                  TERMINATION

                 10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of PSHC and Seacoast or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a)      By mutual consent of Seacoast and PSHC; or

                 (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a PSHC Material Adverse Effect or a Seacoast Material Adverse Effect, as applicable, on the breaching Party; or

                 (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
       (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of PSHC or Seacoast fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

                 (e) By either Party in the event that the Merger shall not have been consummated by August 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                 (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e); or

                 (g) By Seacoast, in the event that the Board of Directors of PSHC shall have failed to reaffirm its approval of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the Assets of PSHC.


                 (h) By PSHC in the event that the Purchase Price Per Share shall be less than $24.62.

                 10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Sections 8.6(b) and 8.7 shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                 10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.7, 8.13, 8.14, 8.15 and 8.17.


                                   ARTICLE 11
                                 MISCELLANEOUS

                 11.1     DEFINITIONS.

                          (a)     Except as otherwise provided herein, the
capitalized terms set forth below shall have the following meanings:

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                 "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
       (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Seacoast and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1.

                 "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                 "CLOSING DATE" shall mean the date on which the Closing occurs.

                 "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated May 10, 1996, between PSHC and Seacoast.

                 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                 "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                 "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                 "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "FHLMC"  shall mean the Federal Home Loan Mortgage Corporation

                 "FNMA"  shall mean the Federal National Mortgage Association.

                 "FBCA" shall mean the Florida Business Corporation Act.

                 "FIRST NATIONAL" shall mean First National Bank & Trust Company of the Treasure Coast, a national banking association and a Seacoast Subsidiary.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
       Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                 "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "JOINT PROXY STATEMENT" shall mean the proxy statement used by PSHC and Seacoast to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Seacoast relating to the issuance of the Seacoast Common Stock to holders of PSHC Common Stock.

                 "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                 "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                 "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable,
       (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien, and which are disclosed in
       Section 11.1 of the PSHC Disclosure Memorandum or Seacoast Disclosure Memorandum, as applicable.

                 "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "NASD" shall mean the National Association of Securities Dealers, Inc.

                 "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

                 "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi- judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                 "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                 "PARTY" shall mean either PSHC or Seacoast, and "PARTIES" shall mean both PSHC and Seacoast.

                 "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "PSHC COMMON STOCK" shall mean the $0.01 par value common stock of PSHC.

                 "PSHC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Port St. Lucie National Bank Holding Corp. Disclosure Memorandum" delivered prior to the date of this Agreement to Seacoast describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "PSHC ENTITIES" shall mean, collectively, PSHC and all PSHC Subsidiaries.

                 "PSHC FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of PSHC as of September 30, 1996, and as of December 31,1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three fiscal years ended December 31,1995, 1994 and 1993, as filed by PSHC in SEC Documents, and (ii) the consolidated statements of condition of PSHC (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

                 "PSHC MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of PSHC and its Subsidiaries, taken as a whole, or (ii) the ability of PSHC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
       (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of PSHC (or any of its Subsidiaries) taken with the prior informed written Consent of Seacoast in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of PSHC, including expenses incurred by PSHC in consummating the transactions contemplated by this Agreement.

                 "PSHC STOCK PLANS" shall mean the existing stock option, stock purchase and other stock-based plans of PSHC.

                 "PSHC SUBSIDIARIES" shall mean the Subsidiaries of PSHC, which shall include the PSHC Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of PSHC in the future and held as a Subsidiary by PSHC at the Effective Time.

                 "PSN BANK" shall mean Port St. Lucie National Bank, a national banking association and a PSHC Subsidiary.

                 "PURCHASE PRICE PER SHARE" shall mean (i) the sum of (x) the average of the closing prices on the Nasdaq National Market as reported by The Wall Street Journal of Seacoast Common Stock for the 20 trading days preceding the fifth trading day preceding the Closing Date (the "Seacoast Stock Price") multiplied by 900,000 and (y) 1,242,953 (ii) divided by the number of shares of PSHC Common Stock plus the number of shares of PSHC Common Stock subject to PSHC Options, including PSHC Warrants, outstanding at the Effective Time.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Seacoast under the 1933 Act with respect to the shares of Seacoast Common Stock to be issued to the shareholders of PSHC in connection with the transactions contemplated by this Agreement.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self- regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                 "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                 "SEACOAST CAPITAL STOCK" shall mean, collectively, the Seacoast Common Stock, the Seacoast Preferred Stock and any other class or series of capital stock of Seacoast.

                 "SEACOAST COMMON STOCK" shall mean the $0.10 par value Class A common stock of Seacoast.

                 "SEACOAST DISCLOSURE MEMORANDUM" shall mean the written information entitled "Seacoast Banking Corporation of Florida Disclosure Memorandum" delivered prior to the date of this Agreement to PSHC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "SEACOAST ENTITIES" shall mean, collectively, Seacoast and all Seacoast Subsidiaries.

                 "SEACOAST FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Seacoast as of September 30, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three fiscal years ended December 31, 1995, 1994 and 1993, as filed by Seacoast in SEC Documents, and (ii) the consolidated statements of condition and balance sheets of Seacoast (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

                 "SEACOAST MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Seacoast and its Subsidiaries, taken as a whole, or (ii) the ability of Seacoast to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
       (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Seacoast (or any of its Subsidiaries) taken with the prior informed written Consent of PSHC in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Seacoast, including expenses incurred by Seacoast in consummating the transactions contemplated by this Agreement.

                 "SEACOAST PREFERRED STOCK" shall mean the $1.00 par value preferred stock of Seacoast.

                 "SEACOAST STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Seacoast designated as follows: (i) Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Rights Plan and (ii) Seacoast Banking Corporation of Florida 1996 Long-term Incentive Plan.

                 "SEACOAST STOCK PRICE" shall mean the average of the closing prices on the Nasdaq National Market as reported by The Wall Street Journal of Seacoast Common Stock for the 20 trading days preceding the fifth trading day preceding the Closing Date.

                 "SEACOAST SUBSIDIARIES" shall mean the Subsidiaries of Seacoast, which shall include the Seacoast Subsidiaries described in
       Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Seacoast in the future and held as a Subsidiary by Seacoast at the Effective Time.

                 "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of PSHC and Seacoast to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

                 "SIGNIFICANT SUBSIDIARY" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

                 "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                 "SURVIVING CORPORATION" shall mean Seacoast as the surviving corporation resulting from the Merger.

                 "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                 "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                 (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

              Allowance                                                                    Section 5.9
              Bank Merger                                                                  Section 1.4
              Bank Plan                                                                    Section 1.4
              Closing                                                                      Section 1.2
              Counties                                                                     Section 7.1
              Effective Time                                                               Section 1.3
              ERISA Affiliate                                                              Section 5.15(b)
              Exchange Agent                                                               Section 4.1
              Exchange Ratio                                                               Section 3.1(b)
              Lower Threshold Price                                                        Section 3.1(b)
              Maximum Amount                                                               Section 8.15
              Merger                                                                       Section 1.1
              PSHC Benefit Plans                                                           Section 5.15
              PSHC Contracts                                                               Section 5.16
              PSHC ERISA Plan                                                              Section 5.15
              PSHC Options                                                                 Section 3.6
              PSHC Pension Plan                                                            Section 5.15
              PSHC SEC Reports                                                             Section 5.5(a)
              Seacoast Benefit Plans                                                       Section 6.15
              Seacoast Contracts                                                           Section 6.16
              Seacoast ERISA Plan                                                          Section 6.15
              Seacoast Pension Plan                                                        Section 6.15
              Seacoast SEC Reports                                                         Section 6.5(a)
              Takeover Laws                                                                Section 5.21
              Tax Opinion                                                                  Section 9.1(h)
              Wholesale Mortgage Business                                                  Section 5.16


            (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                 11.2     EXPENSES.  Except as otherwise provided in this
Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

                 11.3 BROKERS AND FINDERS. Except for Austin Associates, Inc. as to PSHC and except for The Robinson-Humphrey Company as to Seacoast, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by PSHC or by Seacoast, each of PSHC and Seacoast, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                 11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.14 and 8.15.

                 11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of PSHC Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of PSHC Common Stock; and further provided, that after any such approval by the holders of Seacoast Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of PSHC Common Stock will be exchanged for shares of Seacoast Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of Seacoast Common Stock without any requisite approval of the holders of the issued and outstanding shares of Seacoast Common Stock entitled to vote thereon.

                 11.6     WAIVERS.

                          (a)     Prior to or at the Effective Time, Seacoast,
acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PSHC, to waive or extend the time for the compliance or fulfillment by PSHC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seacoast under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seacoast.

                          (b)     Prior to or at the Effective Time, PSHC,
acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seacoast, to waive or extend the time for the compliance or fulfillment by Seacoast of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PSHC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PSHC.

                          (c)     The failure of any Party at any time or times
to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                 11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                 11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             PSHC:                          Port St. Lucie National Bank Holding Corp.


                                            1100 S.W. St. Lucie West Boulevard
                                            Port St. Lucie, Florida  34986
                                            Telecopy Number: (561) 878-5431
                                            Attention: J. Hal Roberts, Jr.

             Copy to Counsel:               Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
                                            777 South Flagler Drive
                                            Suite 500 East
                                            West Palm Beach, Florida  33401-6194
                                            Telecopy Number: (561) 655-5677

                                            Attention:  Michael V. Mitrione, Esq.

             Seacoast:                      Seacoast Banking Corporation of Florida
                                            815 Colorado Avenue
                                            P.O. Box 9012
                                            Stuart, Florida  34995-9012
                                            Telecopy Number: (561) 288-6012

                                            Attention: Mr. Dennis S. Hudson, III

             Copy to Counsel:               Alston & Bird
                                            One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia 30327
                                            Telecopy Number: (404) 881-7777

                                            Attention: Ralph F. MacDonald, III, Esq.

            11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws.

            11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

            11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

            11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                             SEACOAST BANKING CORPORATION OF FLORIDA


                             By:        /s/ Dennis S. Hudsen, III
                                     --------------------------------
                                              President




                             PORT ST. LUCIE NATIONAL BANK HOLDING CORP.


                             By:        /s/ J. HAL ROBERTS, JR.
                                     ---------------------------------
                                        President


TABLE OF CONTENTS
Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . .
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . .
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         1.4     Bank Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.1     Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2.3     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.2     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . .
         3.3     Shares Held by PSHC or Seacoast  . . . . . . . . . . . . . . . . . . . . .
         3.4     Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .
         3.5     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         3.6     Conversion of Stock Options; Restricted Stock  . . . . . . . . . . . . . .
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         4.2     Rights of Former PSHC Shareholders . . . . . . . . . . . . . . . . . . . .
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PSHC  . . . . . . . . . . . . . . . . . . . .
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . .
         5.2     Authority of PSHC; No Breach By Agreement  . . . . . . . . . . . . . . . .
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.4     PSHC Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . .
         5.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .
         5.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . .
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . .
         5.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.14    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.15    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.16    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.17    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.18    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.19    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . .
         5.20    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . .
         5.21    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.22    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         5.23    Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . .
         5.24    Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF Seacoast  . . . . . . . . . . . . . . . . . .
         6.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . .
         6.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . .
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.4     Seacoast Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . .





         6.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .
         6.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . .
         6.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . .
         6.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.12    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.13    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.14    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.15    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         6.16    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . .
         6.17    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . .
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . .
         7.1     Affirmative Covenants of PSHC  . . . . . . . . . . . . . . . . . . . . . .
         7.2     Negative Covenants of PSHC . . . . . . . . . . . . . . . . . . . . . . . .
         7.3     Covenants of Seacoast  . . . . . . . . . . . . . . . . . . . . . . . . . .
         7.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . .
         7.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . .
         8.2     Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.4     Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . .
         8.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . .
         8.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . .
         8.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .
         8.10    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.11    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.12    PSHC Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.13    Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .
         8.14    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . .
         8.15    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         8.16    Certain Policies of PSHC . . . . . . . . . . . . . . . . . . . . . . . . .
         8.17    Nomination and Election of Directors . . . . . . . . . . . . . . . . . . .
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . .
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . .
         9.2     Conditions to Obligations of Seacoast  . . . . . . . . . . . . . . . . . .
         9.3     Conditions to Obligations of PSHC  . . . . . . . . . . . . . . . . . . . .
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . .
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.6    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         11.11   Captions; Articles and Sections  . . . . . . . . . . . . . . . . . . . . .
         11.12   Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         11.13   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . .
         11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

LIST OF EXHIBITS


Exhibit Number   Description
--------------   -----------
          1.              Bank Plan of Merger. (Section 1.4).

          2.              Form of agreement of affiliates of PSHC. (Section
                          8.13, 9.2(g)).

          3.              Matters as to which Gunster, Yoakley, Valdes-Fauli &
                          Stewart, P.A. will opine. (Section 9.2(d)).

          4.              Form of Director's Agreement. (Section 9.2(h)).

          5.              Claims Letter. (Section 9.2(i)).

          6.              Matters as to which Alston & Bird will opine. (Section
                          9.3(d)).

                                                                   EXHIBIT 1
                                                                 TO AGREEMENT
                                                                  AND PLAN OF
                                                                    MERGER

                                 PLAN OF MERGER

                                       OF

                          PORT ST. LUCIE NATIONAL BANK

                                 WITH AND INTO

           FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST


                 This Plan of Merger ("Plan of Merger") is made and entered into as of February 19, 1997, by and between PORT ST. LUCIE NATIONAL BANK, a national banking association organized and existing under the laws of the United States with its main office located in Port St. Lucie, Florida ("PSNB"), and FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST, a national banking association organized and existing under the laws of the United States with its main office located in Stuart, Florida ("FNB").

                 FNB is a wholly-owned subsidiary of Seacoast Banking Corporation of Florida, a corporation organized and existing under the laws of the State of Florida, with its principal office located in Stuart, Florida ("Seacoast"). PSNB is a wholly-owned subsidiary of Port St. Lucie National Bank Holding Corporation, a corporation organized and existing under the laws of the State of Florida, with its principal office in Port St. Lucie, Florida ("PSHC"). Prior to the execution and delivery of this Plan of Merger, Seacoast and PSHC have entered into a Agreement and Plan of Merger (the "Parent Agreement") pursuant to which PSHC would merge with and into Seacoast. The Parent Agreement also contemplates that PSNB will be merged with and into FNB. The Boards of Directors of PSNB and FNB are of the opinion that the bests interests of their respective banks would be served if PSNB is merged with and into FNB on the terms and conditions provided in this Plan of Merger.

                 NOW, THEREFORE, in consideration of the covenants and agreements contained herein, PSNB and FNB hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of PSNB into FNB.

                                  ARTICLE ONE
                                  DEFINITIONS

                 Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 1.1 "PSNB Common Stock" shall mean the $5.00 par value common stock of PSNB.

                 1.2 "Bank Merger" shall refer to the merger of PSNB with and into FNB as provided in Section 2.1 of this Plan of Merger.

                 1.3 "FNB Common Stock" shall mean the $10.00 par value common stock of FNB.

                 1.4 "Certificate of Merger" shall mean the Certificate of Merger to be issued by the Office of the Comptroller of the Currency of the United States approving the Bank Merger.

                 1.5 "Effective Time" shall mean the date and time on which the Bank Merger becomes effective as specified in the Certificate of Merger.

                                  ARTICLE TWO
                              TERMS OF BANK MERGER

                 2.1 Merger. Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, PSNB shall be merged with and into FNB under the Charter and Articles of Association of FNB pursuant to the provisions of and with the effect provided in Title 12, United States Code,
Section 215a. FNB shall be the surviving bank and the receiving association resulting from the Bank Merger and shall continue to conduct its business under the name "FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST." The Bank Merger shall be consummated pursuant to the terms of this Plan of Merger, which has been approved and adopted by the respective Boards of Directors and shareholders of FNB and PSNB.

                 2.2 Method of Converting Shares. All of the shares of FNB Common Stock issued and outstanding at the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Bank Merger. At the Effective Time, the certificates representing all of the issued and outstanding shares of PSNB Common Stock shall be surrendered to FNB for cancellation and no consideration shall be issued in exchange therefor.


                                 ARTICLE THREE
                             EFFECT OF BANK MERGER

                 3.1 Business of FNB. The business of FNB from and after the Effective Time shall continue to be that of a national banking association. The business shall be conducted from its main office located in Stuart, Florida and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, of PSNB at the Effective Time.

                 3.2 Assumption of Rights. At the Effective Time, the separate existence and corporate organization of PSNB shall be merged into and continued in FNB, as the surviving bank and receiving association of the Bank Merger. All rights, franchises and interests of PSNB and FNB in and to every type of property (real, personal and mixed), and all choses in action of PSNB and FNB shall be transferred to and vested in FNB as the surviving bank and receiving association by virtue of the Bank Merger without any deed or other transfer. FNB, upon consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of PSNB or by FNB at the Effective Time, subject to the conditions imposed by Title 12, United States Code, Section 215a.

                 3.3 Assumption of Liabilities. All liabilities and obligations of both of PSNB and of FNB of every kind and description shall be assumed by FNB as the surviving bank and receiving association by virtue of the Bank Merger, and FNB shall be bound thereby in the same manner and to the same extent that either of PSNB or FNB was so bound at the Effective Time.

                 3.4 Articles of Association. At the Effective Time, following consummation of the Bank Merger, the Articles of Association of FNB shall be in the form set forth in Annex A to this Plan of Merger, as modified only by such amendments as may be adopted by the sole shareholder of FNB prior to the Effective Time. The Bylaws of FNB shall be in the form set forth in Annex B to this Plan of Merger, as modified only by such amendments as may be adopted by the sole shareholder of FNB prior to the Effective Time.

                 3.5 Officers, Employees and Directors. The officers and employees of FNB immediately following the Effective Time shall include, among others, the officers and employees of FNB and PSNB immediately prior to the Effective Time. The Board of Directors of FNB immediately following the Effective Time shall consist of the persons named in Annex C to this Plan of Merger, including two persons from FNB's Board of

Directors, each of whom shall serve until his respective successor is elected and qualified or until a new Board of Directors is elected as provided in the Articles of Association or Bylaws of FNB or as provided by law. All directors of PSNB as of the Closing who do not become directors of FNB shall serve as members of FNB's St. Lucie Advisory Board, and shall have such rights and powers as are set out in FNB's Bylaws, as amended form time to time, and shall receive fees for their service on such advisory board consistent with the fees paid by FNB to members of its other advisory boards.

                 3.6 Capital Stock of FNB. The capital stock of FNB upon completion of the Bank Merger shall be approximately $14.5 million, consisting of 2,000,000 authorized shares and 1,450,000 issued and outstanding shares of common stock of a par value of $10 per share. In addition, FNB shall have a surplus of approximately $18 million and undivided profits, including capital reserves, of approximately $38 million adjusted, however, for earnings and expenses between December 31, 1996 and the Effective Time.


                                  ARTICLE FOUR
                                 EFFECTIVENESS

                 4.1 Conditions Precedent. Consummation of the Bank Merger is conditioned upon (i) the Closing of the transactions contemplated by the Parent Agreement and (ii) receipt of all approvals, consents, waivers, and other clearances of all federal and state regulatory authorities having jurisdiction over the transactions contemplated by this Plan of Merger.

                 4.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto after termination of the Parent Agreement in accordance with the provisions of Section 10.1 thereof.

                 4.3 Effectiveness. Subject to the satisfaction of all requirements of applicable laws and regulations and the terms and conditions set forth herein, the Bank Merger contemplated by this Plan of Merger shall be and become effective at the time and on the date specified in the Certificate of Merger.


                                  ARTICLE FIVE
                                REPRESENTATIONS

                 5.1 Organization, Standing, and Power. PSNB is a bank duly organized and validly existing under the Laws of the State of Florida, and has the power and authority to carry on its business as now conducted and to own, lease and operate its Assets.

                 5.2      Authority; No Breach By Agreement.

                          (a)     PSNB has the corporate power and authority
necessary to execute, deliver, and perform its obligations under this Bank Plan of Merger and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Bank Plan of Merger and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PSNB. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of PSNB, enforceable against PSNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                          (b)     Neither the execution and delivery of this
Bank Plan of Merger by PSNB, nor the consummation by PSNB of the transactions contemplated hereby, nor compliance by PSNB with any of the provisions hereof, will except as specifically disclosed in the PSHC Disclosure Memorandum delivered pursuant to the Parent Agreement (i) conflict with or result in a breach of any provision of PSNB's Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PSHC Company under, any Contract or Permit of any PSHC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 4.1 of this Bank Plan of Merger, violate any Law or Order applicable to any PSHC Company or any of their respective material Assets.

                          (c)     Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSNB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by PSNB of the Merger and the other transactions contemplated in this Bank Plan of Merger.

                 5.3      Capital Stock.

                          (a)     The authorized capital stock of PSNB consists
of 5,000,000 shares of PSNB Common Stock, of which 5,000,000 shares are issued and outstanding as of the date of this Bank Plan of Merger and not more than 5,000,000 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of PSHC are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of PSNB has been issued in violation of any preemptive rights of the current or past shareholders of PSNB.

                          (b)     Except as set forth in Section 5.3(a) hereof,
there are no shares of capital stock or other equity securities of PSNB outstanding and no outstanding Rights relating to the capital stock of PSNB.

                                  ARTICLE SIX
                                 MISCELLANEOUS

                 6.1 Amendment. To the extent permitted by law, this Plan of Merger may be amended by a subsequent written instrument upon the approval of the Boards of Directors of each of the parties hereto and upon execution of such instrument by the duly authorized officers of each and by a majority of the Boards of Directors of PSNB and FNB; provided that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 4.1 hereof.

                 6.2 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Florida, except to the extent that the federal laws of the United States of America apply to consummation of the Bank Merger.

                 6.3 Headings. The headings in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, PSNB and FNB has caused this Plan of Merger to be executed on its behalf by its officers thereunto duly authorized and by a majority of its Board of Directors, all as of the day and year first above written.

ATTEST:                           FIRST NATIONAL BANK & TRUST COMPANY OF THE
                                  TREASURE COAST


By:                               By:
     -------------------------         ------------------------------------
       Title:                           Title:

[BANK SEAL]





ATTEST:                           PORT ST. LUCIE NATIONAL BANK


By:                               By:
     -------------------------         ------------------------------------
       Title:                           Title:

[BANK SEAL]

                                                                    EXHIBIT 2
                                                                       TO
                                                                  AGREEMENT AND
                                                                 PLAN OF MERGER

                          FORM OF AFFILIATE AGREEMENT


Seacoast Banking Corporation of Florida
P.O. Box 9012
Stuart, Florida 34995-9012

Attention: Dennis S. Hudson, III
              Executive Vice President

Gentlemen:

         The undersigned is a shareholder of Port St. Lucie National Bank Holding Corp. ("PSHC"), a corporation organized and existing under the laws of the State of Florida, and will become a shareholder of Seacoast Banking Corporation of Florida ("Seacoast"), a corporation organized and existing under the laws of the State of Florida, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Agreement"), by and between Seacoast and PSHC. Under the terms of the Agreement, PSHC will be merged into and with Seacoast (the "Merger"), and the shares of the $0.01 par value common stock of PSHC ("PSHC Common Stock") will be converted into and exchanged for shares of the $0.10 par value Class A common stock of Seacoast ("Seacoast Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Seacoast regarding certain rights and obligations of the undersigned in connection with the shares of Seacoast to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned and Seacoast hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to PSHC he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Seacoast Common Stock into which his shares of PSHC Common Stock are converted upon consummation of the Merger until such time that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Seacoast and PSHC. Seacoast agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Seacoast containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

         (a) The Seacoast Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (b) Seacoast has informed the undersigned that any distribution by the undersigned of Seacoast Common Stock has not been registered under the 1933 Act and that shares of Seacoast Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Seacoast is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Seacoast Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to, have all shares of PSHC Common Stock beneficially owned by the undersigned registered in the name of the undersigned or in the name of any bank, broker-dealer, or clearinghouse or nominee of any such bank, broker-dealer or clearinghouse, subject in all cases to the restrictions contained herein and not for the purposes of, or in any manner otherwise, changing the beneficial ownership of such shares, reducing the undersigned's risk of ownership of such shares, or avoiding the purposes of this Agreement. The undersigned shall promptly notify any such bank, broker-dealer, clearinghouse or nominee of the restrictions imposed hereby by providing such persons a copy of this Agreement.

         (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of PSHC Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of PSHC held to approve the Merger.

         (e) The undersigned is aware that Seacoast intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as Seacoast for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
       Section 368 of the Code. This requirement is satisfied if, taking into account those PSHC shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the PSHC shareholders to sell or otherwise dispose of the Seacoast Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the PSHC Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his Seacoast Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Seacoast Common Stock received by the undersigned pursuant to the Merger will be given to Seacoast's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS ACCOUNTED FOR AS A "POOLING OF INTERESTS" AND MAY NOT BE SOLD, NOR MAY THE OWNER THEREOF REDUCE HIS RISKS RELATIVE THERETO IN ANY WAY, UNTIL SUCH TIME AS SEACOAST BANKING CORPORATION OF FLORIDA ("SEACOAST") HAS PUBLISHED THE FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS AFTER THE EFFECTIVE DATE OF THE MERGER THROUGH WHICH THE BUSINESS COMBINATION WAS EFFECTED. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT OR UNLESS (1) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (2) IN ACCORDANCE WITH (I) RULE 145(D) (IN THE CASE OF SHARES ISSUED TO AN INDIVIDUAL WHO IS NOT AN AFFILIATE OF SEACOAST) OR (II) RULE 144 (IN THE CASE OF SHARES ISSUED TO AN INDIVIDUAL WHO IS AN AFFILIATE OF SEACOAST) OF THE RULES AND REGULATIONS OF SUCH ACT, OR (3) IN ACCORDANCE WITH A

       LEGAL OPINION SATISFACTORY TO COUNSEL FOR SEACOAST THAT SUCH SALE OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

Such legend will also be placed on any certificate representing Seacoast securities issued subsequent to the original issuance of the Seacoast Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Seacoast Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom.
Upon the request of the undersigned, Seacoast shall cause the certificates representing the shares of Seacoast Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Seacoast Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Seacoast, upon the request of the undersigned, will cause the certificates representing the shares of Seacoast Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Seacoast of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and effects upon his ability to sell, transfer, or otherwise dispose of the shares of Seacoast Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for PSHC.

         6. Filing of Reports by Seacoast. Seacoast agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Seacoast Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Seacoast Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Seacoast Common Stock together with such additional information as the transfer agent may reasonably request. If Seacoast's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Seacoast shall cause such counsel to provide such opinions as may be necessary to Seacoast's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments and Further Agreements. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of PSHC and Seacoast that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Seacoast or becomes a director or officer of Seacoast upon consummation of the Merger, among other things, any sale of Seacoast Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between Seacoast and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Florida.

         This Affiliate Agreement is executed as of the 19th day of February, 1997.

                      Very truly yours,

                      ---------------------------
                      Signature

                      ---------------------------
                      Print Name

                      ---------------------------
                      ---------------------------
                      ---------------------------
                      Address

                      [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                      ---------------------------
                      Name:

                      ---------------------------
                      Name:

                      ---------------------------
                      Name:

AGREED TO AND ACCEPTED as of
February ___, 1997

SEACOAST BANKING CORPORATION OF FLORIDA


By:
   --------------------------------------

                                                                 EXHIBIT 4
                                                                     TO
                                                                AGREEMENT AND
                                                                PLAN OF MERGER

                          FORM OF DIRECTOR'S AGREEMENT


                 THIS DIRECTOR'S AGREEMENT ("Agreement") is made and entered into as of the 19th day of February, 1997, by and between the undersigned, ______________________, a resident of ______________, Florida, and Seacoast
Banking Corporation of Florida, a corporation organized and existing under the laws of the State of Florida ("Seacoast").

                 On even date herewith, Seacoast and Port St. Lucie National Bank Holding Corp., a corporation organized and existing under the laws of the State of Florida ("PSHC"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides for the merger of PSHC with and into Seacoast ("Merger"), and the conversion of the issued and outstanding shares of the $0.01 par value common stock of PSHC ("PSHC Common Stock") into shares of the $0.10 par value Class A common stock of Seacoast. The transactions contemplated by the Merger Agreement are subject to the affirmative vote of the shareholders of PSHC, the receipt of certain regulatory approvals and the satisfaction of other conditions.

                 The undersigned is a member of the Board of Directors of PSHC and is the owner of _________ shares of PSHC Common Stock and has rights by option, warrants and otherwise to acquire _________ additional shares of PSHC Common Stock ("Shares"). To induce Seacoast to enter into the Merger Agreement, the undersigned is entering into this Agreement with Seacoast to set forth certain terms and conditions governing the actions to be taken by the undersigned with respect to the Shares until consummation of the Merger.

                 NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

                 1. Without the prior written consent of Seacoast, the undersigned shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement, except to Seacoast pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, reorganization or acquisition.

                 2. The undersigned intends to, and will, vote all of the Shares beneficially owned by him (and with respect to which he has voting power) in favor of the Merger. The undersigned will also recommend that the shareholders of PSHC approve the Merger when the same is presented to the shareholders for consideration in properly prepared proxy materials, subject only to the undersigned's legal obligations (if any) as a director of PSHC, and will use his or her best efforts to effect consummation of the Merger and the other transactions contemplated by the Merger Agreement. Further, the undersigned intends to, and will, surrender the certificate or certificates representing his or her Shares which are beneficially owned by him (and with respect to which he has sole dispositive power) to Seacoast upon consummation of the Merger as described in the Merger Agreement.

                 3. The undersigned covenants and agrees with Seacoast that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of Seacoast, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any Depository Institution having an office in Indian River, St. Lucie and/or Martin Counties, Florida. It is expressly understood that the covenants contained in this paragraph 3 do not apply to (i) "management official" positions which the undersigned holds with financial institutions other than PSHC as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a Depository Institution other than PSHC as of the date of this Agreement, or
(iii) advisory relationships with a Depository Institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 3, the following terms shall have the following respective meanings:

                 (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of a Depository Institution. It is expressly understood and agreed that the undersigned may be deemed a management official of the Depository Institution whether or not he holds any official, elected, or appointed position with such Depository Institution.

                 (b) The term "Depository Institution" shall refer to any person which engages in the business of making loans and taking deposits or which owns or controls, or is under common control with, a company which engages in such business.

                 (c) The term "major shareholder" shall refer to the beneficial ownership of 2% or more of any class of voting securities of such company or the ownership of 2% of the total equity interest in such company, however denominated.

                 4. The undersigned waives and releases any claims and/or rights he may have in or under the PSHC directors deferred compensation plan (the "Deferred Plan"), except for the delivery to the undersigned of any cash surrender value of any insurance policies held with respect to the undersigned's accrued benefits under the Deferred Plan, net of any cancellation, liquidation or surrender charges or fees.

                 5. The undersigned acknowledges and agrees that Seacoast could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Seacoast in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction, injunctions or a restraining order or orders to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

                 6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 7. Except with respect to the covenants contained in paragraph 3, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect when the Merger Agreement has been terminated.

                                                               EXHIBIT 5
                                                                  TO
                                                              AGREEMENT AND
                                                              PLAN OF MERGER

                             FORM OF CLAIMS LETTER


                               February 19, 1997


Seacoast Banking Corporation of Florida
P.O. Box 9012
Stuart, Florida 34995-9012

Attention:    Dennis S. Hudson, III
              Executive Vice President

Gentlemen:

         This letter is delivered pursuant to Section 9.2(i) of the Agreement and Plan of Merger ("Merger Agreement") , dated as of February 19,1997 by and Seacoast Banking Corporation of Florida ("Seacoast") and Port St. Lucie National Bank Holding Corp. ("PSHC")

         Concerning claims which the undersigned may have against PSHC, Seacoast or any of their respective Subsidiaries in my capacity as an officer, director, employee, partner, Controlling Person or Affiliate of PSHC or its Subsidiaries, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, I hereby affirm and agree to the following in each and every such capacity of the undersigned:

         1. CLAIMS.       The undersigned does not have, and is not aware of,
any claims it might have against Seacoast, PSHC or any of their respective Subsidiaries, except for (i) compensation for services rendered that have accrued but not yet been paid in the ordinary course of business consistent with past practice, (ii) contract rights, under loan commitments and agreements between the undersigned and PSHC or its subsidiaries, specifically limited to possible future advances in accordance with the terms of such commitments or agreements, (iii) certificates of deposits, (iv) payment obligations under the PSHC Directors Deferred Compensation Plan, (if any) consistent with any subject to the terms and conditions of the Merger Agreement and the undersigned's Director's Agreement with Seacoast (if applicable), and (v) obligations of any PSHC Entity under any lease agreement between Harold H. Goldman and PSHC or its subsidiaries consistent with Section 4 of the Director's Agreement entered into by the undersigned.


         2. RELEASES.     The undersigned hereby releases and forever
discharges Seacoast, PSHC, and their respective directors, officers, employees, agents, attorneys, representatives, Subsidiaries, partners, affiliates, controlling persons and insurers, and its successors and assigns, and each of them (hereinafter, individually and collectively, the "Releasees") of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of the closing of the transactions contemplated by the Merger Agreement, except for (i) compensation for services rendered that have accrued but not yet been paid in the ordinary course of business consistent with past practice or (ii) contract rights, under loan commitments and agreements between the undersigned and PSHC or its subsidiaries (collectively, the "Claims"). The undersigned represents, warrants and covenants that no Claim released herein has been assigned, expressly, impliedly, by operation of law or otherwise, and that all Claims released hereby are owned solely by the undersigned, which has the sole authority to release them.

         3. INDEMNITY. The undersigned shall indemnify and hold harmless, to the fullest extent permitted by law, the Releasees from and against any and all Claims which are released hereby and all claims, damages, losses, liabilities, actions and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from, out of, or in connection with the performance or nonperformance of any obligation of the undersigned hereunder, or any action or proceeding in respect thereof.

         4. FORBEARANCE. The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Claims which are released and discharged hereby.

         5.      MISCELLANEOUS.

                 (a) This Release shall be governed and construed in accordance with the laws of the State of Florida (other than the choice of law provisions thereof).

                 (b) This Release contains the entire agreement between the parties with respect to the Claims released hereby, and such Release supersedes all prior agreements, arrangement or understandings (written or otherwise) with respect to such Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein, in the Merger Agreement.

                 (c) This Release shall be binding upon and inure to the benefit of the undersigned and the Releasees and their respective successors and assigns.

                 (d) This Release may not be modified, amended or rescinded except by the written agreement of the undersigned and the Releasees, it being the express understanding of the undersigned and the Releasees that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Releasees, except in strict accordance with this paragraph, and further that the waiver of any breach of this Release shall not constitute or be construed as the waiver of any other breach of the terms hereof.

                 (e) The undersigned represents, warrants and covenants that it is fully aware of its rights to discuss any and all aspects of this matter with any attorney chosen by it, and that it has carefully read and fully understands all the provisions of this Release, and that it is voluntarily entering into this Release.

                 (f) This Release is effective when signed by the undersigned and delivered to Seacoast and acknowledged by Seacoast, and its operation to extinguish all of the Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Releasees.


         Unless otherwise defined herein, all capitalized terms shall have the same meanings as provided in the Merger Agreement.


                          Sincerely,


                          -----------------------------------------------------
                          Signature of Officer, Director, or Controlling Person

         On behalf of Seacoast, the undersigned thereunto duly authorized, acknowledges receipt of this letter as of __________________, 1997.

                                    Seacoast Banking Corporation of Florida


                                    By:
                                       --------------------------
                                            Name:
                                            Title: